CCC INFORMATION SERVICES GROUP INC. ANNOUNCES UPDATE TO
                        3RD QUARTER EARNINGS RELEASE DATE

CHICAGO-October 27, 2004--CCC Information Services Group Inc. (NASDAQ:CCCG) announced today that it has rescheduled its third quarter 2004 earnings release for Monday, November 1st. The company will host a live web cast to discuss its third quarter 2004 earnings at 11:00 a.m. EST at www.cccis.com.

A recording of the conference call will also be available on Monday, November 1st, beginning at 1:00 p.m. EST, and will be available through November 8th, at 11:59 p.m. EST. To access the replay, simply call 888-286-8010 and then use passcode of 54958086. A replay of the web cast will also be available at www.cccis.com.

ABOUT  CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC's Web site at www.cccis.com.